EXHIBIT 16.1

                            FELDMAN SHERB & CO., P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                805 THIRD AVENUE
                            NEW YORK, N.Y. 10022-7513
                                 (212) 593-3100
                               FAX: (212) 355 3631
                             E-MAIL: info@fscpa.com
                                  www.fscpa.com




Securities and Exchange Commission
Washington, D.C. 20549

May 16, 2002

Ladies and Gentlemen:

We were previously principal accountants for Disease Sciences, Inc. (the "Company") and under the date of May 26, 2001, we reported on the balance sheet of Disease Sciences, Inc (A Development Stage Enterprise) as of April 30, 2001 and the related statements of operations, stockholders' equity and cash flows from April 17, 2001 (Inception) to April 30, 2001. On May 10, 2002, we were verbally informed by Company management that our appointment as principal accountants was terminated. We have read Disease Sciences, Inc statements included under Item 4 of its Form 8-K dated May 13, 2002, and we agree with such statements


Very truly yours,

/s/ Feldman Sherb & Co., P.C.
Feldman Sherb & Co., P.C.